September 12, 2013

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
Variable Life Separate Account
Principal Executive Variable Universal Life II
Registration Statement on Form N-6
File No. 333-149215

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Clint Woods

Clint Woods
Counsel
515-247-5461
woods.clint@principal.com